UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 16, 2024

XEROX HOLDINGS CORPORATION
XEROX CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-39013	83-3933743
New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
201 Merritt 7
Norwalk, Connecticut
06851-1056
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (203)
849-5216
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Xerox Holdings Corporation Common Stock, $1.00 par value	XRX	Nasdaq Global Select Market
Securities registered pursuant to Section 12(g) of the Act:
None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Xerox Holdings Corporation	Xerox Corporation

Emerging growth company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Xerox Holdings Corporation ☐	Xerox Corporation ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 17, 2024, the Company announced that Xavier Heiss, Executive Vice President and Chief Financial Officer of Xerox Holdings Corporation and Xerox Corporation (collectively, the “Company”), will retire from the Company effective January 31, 2025. His decision to retire is not due to any disagreement with the Compa
ny.
Effective February 1, 2025, Mirlanda Gecaj, the Company’s Vice President and Chief Accounting Officer (Principal Accounting Officer), will succeed Mr. Heiss as Vice President and Chief Financial Officer. A transition plan to ensure an orderly transition of responsibilities from Mr. Heiss to Ms. Gecaj is in effect. The Company is in the process of searching for a successor Chief Accounting Officer. A copy of the press release making this announcement is attached hereto as Exhibit 99.1 to this Current Report on Form
8-K
and is incorporated herein by reference into this Item 5.02.
On September 16, 2024, Xerox Corporation entered into a letter agreement (the “Offer Letter”) with Ms. Gecaj setting forth the terms of her promotion to Executive Vice President and Chief Financial Officer effective as of February 1, 2025. Pursuant to the Offer Letter, Ms. Gecaj is entitled to an annual base salary of $550,000 and is eligible to receive an annual bonus pursuant to the Company’s Management Incentive Plan, with her annual payout targeted at 100% of her base salary. Further, Ms. Gecaj will be eligible to receive an annual long-term incentive (“LTI”) award for 2025, with a target grant date fair value of $2,000,000, and will be eligible for additional LTI awards in future years at the discretion of the Company’s Compensation Committee. In lieu of severance pursuant to her current change in control severance agreement, Ms. Gecaj will also be eligible for severance benefits under the Company’s Officer Severance Program, which was filed with the Securities and Exchange Commission as Exhibit 10(a) to Xerox’s Annual Report on
Form 10-K for
the fiscal year ended December 31, 2022.
Ms. Gecaj, 50, has served as the Company’s Vice President and Chief Accounting Officer (Principal Accounting Officer) since May 2022. She joined the Company from Element Solutions Inc. (NYSE: ESI), a global diversified specialty chemicals company, where she served as Vice President, Global Shared Service Strategy from 2019 to 2022 and Head of Internal Audit from 2017 until 2019. Prior to that, Ms. Gecaj held various positions at PricewaterhouseCoopers from 2002 until 2016, serving most recently as Assurance Senior Manager. Ms. Gecaj holds a Bachelor of Science degree in Public Accounting from Mercy College (New York) and a Bachelor of Science degree in Business Administration from the University of Tirana (Albania). She is a Certified Public Accountant, licensed in the State of New York and the State of Connecticut.
There are no family relationships between Ms. Gecaj and any director, director nominee, or executive officer of the Company, and Ms. Gecaj does not have an interest in any transaction that would be reportable under Item 404(a) of Regulation
S-K.

Item 9.01.	Financial Statements and Exhibits
(d)

Exhibit Number	Description

99.1	Xerox Holdings Corporation and Xerox Corporation Press Release, dated September 17, 2024

104	Cover Page Interactive File

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signatures for each undersigned shall be deemed to relate only to matters having reference to such company and its subsidiaries.

XEROX HOLDINGS CORPORATION

Date: September 17, 2024	By:	/s/ Flor M. Colón
	Name:	Flor M. Colón
	Title:	Secretary

XEROX CORPORATION

Date: September 17, 2024	By:	/s/ Flor M. Colón
	Name:	Flor M. Colón
	Title:	Secretary